EXHIBIT 99.2

FIRST NATIONAL BANKSHARES OF FLORIDA, INC.

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 26, 2004

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert T. Reichert, Garrett S. Richter and C.C. Coghill, each with full power to act without the others, as Proxies of the undersigned, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse, all the shares of Common Stock of First National Bankshares of Florida, Inc. held of record by the undersigned on July 5, 2004 at the Special Meeting of Shareholders to be held on August 26, 2004 or any adjournment or postponement thereof.

(Continued, and to be marked, dated and signed, on the other side.)

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PROPOSAL:

1.	To approve the Agreement and Plan of Merger, dated as of March 19, 2004, by and between First National Bankshares of Florida, Inc. and Southern Community Bancorp and approve the merger and other transactions contemplated in the Agreement and Plan of Merger.

For	Against	Abstain
☐	☐	☐

I (We) will attend the meeting.

Yes	No
☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Daytime Phone:

Signatures(s): Signatures(s):

Date:

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, etc., or as officer of a corporation, please give your full title(s) as such.

For joint accounts, each joint owner must sign.

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